                                                                                                                           Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-22553, 33-27417, 33-32224 and 33-17829) of AmBase Corporation, of our report dated March 29, 2010 relating to the consolidated financial statements and schedules of AmBase Corporation and subsidiaries as of December 31, 2009, and for each of the two years in the period ended December 31, 2009, which appear in this Form 10-K for the year ended December 31, 2010.

/s/ UHY LLP
Houston, Texas
March 30, 2011